Exhibit 5.8

Akerman LLP

One Southeast Third Avenue

Suite 2500

Miami, FL 33131-1714

Tel: 305.374.5600

Fax: 305.374.5095

December 23, 2014

AmSurg Corp.

20 Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as special Florida counsel to AmSurg Corp. (the “Company”) and the Guarantors (as defined below), each organized and existing under the laws of the State of Florida, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,100,000,000 aggregate principal amount of the Company’s 5.625% senior notes due 2022 (the “Exchange Notes”) that are to be unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future direct and indirect subsidiaries, including the Florida entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Guarantors”). The Exchange Notes are to be issued pursuant to an Indenture, dated as of July 16, 2014, by and between AmSurg Escrow Corp. (“Escrow Corp.”), and U.S. Bank National Association, as trustee (the “Trustee”) (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 16, 2014, by and between the Company and the Trustee, as supplemented by the Supplemental Indenture, dated as of July 16, 2014, by and among the Company, the guarantors party thereto and the Trustee (the “Guarantor Supplemental Indenture”), as supplemented by the Supplemental Indenture, dated as of November 18, 2014, by and among the Company, FO Investments III, Inc. and the Trustee (the “FO Supplemental Indenture”), and as supplemented further by the Supplemental Indenture, dated as of December 10, 2014, among the Company, Sheridan Children’s Healthcare Services of Arizona, Inc. and the Trustee (the “Sheridan Supplemental Indenture”) (the Original Indenture, as so supplemented, the “Indenture”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.625% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of July 16, 2014, by and among Escrow Corp., the Company, the guarantors party thereto and Citigroup Global Markets Inc., as

AmSurg Corp.

December 23, 2014

representative of the parties named therein as the initial purchasers (“Citigroup”), the related Registration Rights Joinder, dated as of July 16, 2014, by and among Citigroup and the guarantors party thereto, the related Registration Rights Joinder, dated as of December 10, 2014, by and between Citigroup and FO Investments III, Inc. and the related Registration Rights Joinder, dated as of December 10, 2014, by and between Citigroup and Sheridan Children’s Healthcare Services of Arizona, Inc. (collectively, the “Registration Rights Agreement”).

In rendering our opinions herein, we have relied with respect to factual matters upon the Officers’ Certificate (defined below), the representations and warranties contained in the Indenture and the Registration Rights Agreement, and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the articles of incorporation, bylaws, articles of organization and operating agreements, as the case may be, for each Guarantor;

(ii) the certificate with respect to various factual matters signed by an officer of each of the Guarantors and dated the date of this opinion (the “Officers’ Certificate”);

(iii) Certificates of Good Standing, dated on or about December 16, 2014, for each Guarantor issued by the Florida Department of State;

(iv) the Registration Rights Agreement;

(v) the Indenture;

(vi) the form of Exchange Notes;

(vii) the Registration Statement; and

(viii) the prospectus contained in the Registration Statement (the “Prospectus”).

We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. Also, in making our examination of executed documents for the purposes of the opinions expressed herein we have assumed: (i) other than with respect to the Guarantors, that each other entity is validly existing and in good standing (or the equivalent) as a corporation, limited liability company or other applicable legal entity under the laws of its jurisdiction of organization and has the requisite power and authority to execute and deliver such documents to which it is a party and to carry out and consummate all transactions contemplated to be performed by such documents; (ii) other than with respect to the Guarantors, that each such entity has duly authorized the execution, delivery and performance of such documents to which it is a party and has, in fact, duly executed and delivered such documents to which it is a party; (iii) that such documents (including, without limitation, the Registration Rights Agreement, the Indenture and all documents related thereto) constitute the legal, valid and binding obligations of each party thereto, enforceable in accordance with their respective terms; and (iv) all natural persons who are signatories to such documents were legally competent at the time of their execution thereof.

AmSurg Corp.

December 23, 2014

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) Based solely upon our review of good standing certificates dated on or about December 16, 2014 issued by the Florida Department of State, each Guarantor is validly existing and its status is active under the laws of the State of Florida.

(2) Each Guarantor has the requisite corporate or limited liability company, as the case may be, power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

(3) The execution and delivery by each Guarantor of the Guarantor Supplemental Indenture, the FO Supplemental Indenture or the Sheridan Supplemental Indenture, as the case may be, and the performance of its respective obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by all necessary corporate or limited liability company, as the case may be, action of each Guarantor.

We do not express any opinion as to the laws of any jurisdiction other than the State of Florida. None of the opinions contained herein considers any federal, state or foreign securities (or “blue sky”) laws or regulations. We express no opinion concerning the contents of the Registration Statement or Prospectus.

This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter speaks only as of the date hereof. We assume no obligation to advise you of any future changes in the facts or law relating to the matters covered by this opinion.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP

Akerman LLP

Schedule I

Guarantors

1.	All Women’s Healthcare of Dade, Inc.

2.	All Women’s Healthcare of Sawgrass, Inc.

3.	All Women’s Healthcare of West Broward, Inc.

4.	All Women’s Healthcare Services, Inc.

5.	All Women’s Healthcare, Inc.

6.	Anesthesiologists of Greater Orlando, Inc.

7.	Anesthesiology Associates of Tallahassee, Inc.

8.	Anesthesiology of Jupiter, P.A.

9.	Bethesda Anesthesia Associates, Inc.

10.	Boca Anesthesia Service, Inc.

11.	Comprehensive Pain Medicine, Inc.

12.	Comprehensive Teleradiology Solutions, Inc.

13.	Coral Anesthesia Associates, Inc.

14.	Discovery Clinical Research, Inc.

15.	Drs. Ellis, Rojas, Ross & Debs, Inc.

16.	Flamingo Anesthesia Associates, Inc.

17.	Florida United Radiology, L.C.

18.	FM Healthcare Services, Inc.

19.	FO Investments II, Inc.

20.	FO Investments, Inc.

21.	Global Surgical Partners, Inc.

22.	Greater Florida Anesthesiologists, LLC

23.	Gynecologic Oncology Associates, Inc.

24.	ICS Radiology, Inc.

25.	Interventional Rehabilitation of South Florida, Inc.

26.	Jacksonville Beaches Anesthesia Associates, Inc.

27.	Jupiter Anesthesia Associates, L.L.C.

28.	Jupiter Healthcare, LLC

29.	Jupiter Imaging Associates, Inc.

30.	New Generations Babee Bag, Inc.

31.	North Florida Perinatal Associates, Inc.

32.	Pain Physicians of Central Florida, P.A.

33.	Parity Healthcare, Inc.

34.	Partners in Medical Billing, Inc.

35.	Sheridan Acquisition Associates II, P.A.

36.	Sheridan Acquisition Associates, P.A.

37.	Sheridan Anesthesia Services of Alabama, Inc.

38.	Sheridan Anesthesia Services of Louisiana, Inc.

39.	Sheridan Anesthesia Services of Oklahoma, Inc.

40.	Sheridan Anesthesia Services of Virginia, Inc.

41.	Sheridan Children’s Healthcare Services of Louisiana, Inc.

42.	Sheridan Children’s Healthcare Services of New Mexico, Inc.

43.	Sheridan Children’s Healthcare Services of Virginia, Inc.

44.	Sheridan Children’s Healthcare Services, Inc.

45.	Sheridan Clinical Research, Inc.

46.	Sheridan Critical Care Services, P.A.

47.	Sheridan Emergency Physician Services of Missouri, Inc.

48.	Sheridan Emergency Physician Services of North Missouri, Inc.

49.	Sheridan Emergency Physician Services of South Dade, Inc.

50.	Sheridan Emergency Physician Services, Inc.

51.	Sheridan Emergency Services of South Florida, Inc.

52.	Sheridan Healthcare of Louisiana, Inc.

53.	Sheridan Healthcare of Missouri, Inc.

54.	Sheridan Healthcare of Vermont, Inc.

55.	Sheridan Healthcare of Virginia, Inc.

56.	Sheridan Healthcorp, Inc.

57.	Sheridan Healthy Hearing Services, Inc.

58.	Sheridan Radiology Services of Central Florida, Inc.

59.	Sheridan Radiology Services of Kentucky, Inc.

60.	Sheridan Radiology Services of Pinellas, Inc.

61.	Sheridan Radiology Services of South Florida, Inc.

62.	Southeast Perinatal Associates, Inc.

63.	Tennessee Valley Neonatology, Inc.

64.	Tiva Healthcare, Inc.

65.	FO Investments III, Inc.

66.	Sheridan Children’s Healthcare Services of Arizona, Inc.